Exhibit 99.1

Capital One Financial Corporation

Monthly Charge-off and Delinquency Statistics

As of and for the month ended March 31, 2010

(dollars in thousands)

Domestic Card Metrics	March 2010
Net Principal Charge-Offs	$510,853
Average Loans Held for Investment	$56,389,416
Annualized Net Charge-Off Rate	10.87%
30 Days + Delinquencies	$2,982,622
Period-end Loans Held for Investment	$56,228,012
30 Days + Delinquency Rate	5.30%

Auto Finance Metrics
Net Principal Charge-Offs	$30,584
Average Loans Held for Investment	$17,512,329
Annualized Net Charge-Off Rate	2.10%
30 Days + Delinquencies	$1,322,948
Period-end Loans Held for Investment	$17,446,430
30 Days + Delinquency Rate	7.58%

International Card Metrics
Net Principal Charge-Offs	$58,906
Average Loans Held for Investment	$7,519,767
Annualized Net Charge-Off Rate	9.40%
30 Days + Delinquencies	$484,087
Period-end Loans Held for Investment	$7,578,110
30 Days + Delinquency Rate	6.39%

Net Charge-Off Rate

Average Loans Held for Investment used in the calculation of the Annualized Net Charge-Off Rate includes an estimate of the uncollectible portion of finance charge and fee receivables. We recognize earned finance charges and fee income on open ended loans according to the contractual provisions of the credit arrangements. When we do not expect full payment of finance charges and fees, we do not accrue the estimated uncollectible portion as income. The estimated uncollectible portion of finance charges and fees is adjusted quarterly.

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